PARTICIPATION AGREEMENT 2017 Equity Plan for Non-Employee Directors of HNI Corporation This Participation Agreement (this "Agreement") between _________________________ (print name) ("Director") and HNI Corporation (the "Corporation") is for the period commencing ________________ and ending December 31, ____, and is subject to all of the terms and conditions of the 2017 Equity Plan for Non-Employee Directors of HNI Corporation (the "Plan") and any successor plan. I elect to receive ________% of my Director cash compensation paid in the form of HNI common stock in accordance with the terms of the Plan. Dated ________________________, ______. Director Please complete this Agreement and return it to the Corporation's Vice President, Member Relations, before _____________, ____ should you wish to participate. Received and accepted by HNI Corporation this day of_____________, ____. HNI Corporation By: Name: Title: